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Exhibit 23.3

Consent of Independent Public Accounting Firm

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 7, 2006, relating to the consolidated financial statements and supplemental schedules of NLASCO, Inc. and Subsidiaries, appearing in Affordable Residential Communities Inc.'s Proxy Statement on Schedule 14A dated October 17, 2006.

/s/ Jaynes, Reitmeier, Boyd & Therrell, P.C.
Waco, Texas

December 4, 2006

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Consent of Independent Public Accounting Firm